Exhibit 10.17.3

OMNIBUS AMENDMENT AGREEMENT

THIS OMNIBUS AMENDMENT AGREEMENT is dated as of April     , 2018 (this “Agreement”) and entered into among MESA AIRLINES, INC., a Nevada corporation, as borrower (the “Borrower”), MESA AIR GROUP, INC., a Nevada corporation, as guarantor (the “Guarantor”) and EXPORT DEVELOPMENT CANADA, a corporation established by an Act of the Parliament of Canada, as lender (the “Lender”).

RECITALS

The Borrower and the Lender have entered into that certain Credit Agreement dated as of January 18, 2016, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 30, 2017 between the Borrower and the Lender (as further amended and supplemented from time to time, the “Credit Agreement”).

The Guarantor has entered into that certain Guaranty Agreement dated as of January 18, 2016 in favor of the Lender and, together with each other Lender (as defined in the Credit Agreement), individually, “Beneficiary” and, collectively, “Beneficiaries”) (as amended and supplemented from time to time, the “Guaranty Agreement”).

Except as otherwise defined in this Agreement, the capitalized terms used herein shall have the meanings attributed thereto in the Credit Agreement or the Guaranty Agreement, as applicable.

Each of the parties hereto hereby desires, on and subject to the terms set out herein, to amend the Credit Agreement and the Guaranty Agreement in certain respects.

In consideration of the mutual agreements contained herein, the parties hereto agree to amend the Credit Agreement and the Guaranty Agreement, as follows:

Section 1. Amendment to Credit Agreement. Section 4.03 Mandatory Prepayments of the Credit Agreement is hereby deleted and amended to be and read in its entirety as follows:

“Section 4.03 Mandatory Prepayments. Notwithstanding anything contained herein to the contrary, the Borrower agrees to prepay the Notes as follows:

(a) Upon acceleration of the Notes pursuant to Section 8.02, Borrower shall prepay such Notes, and shall pay all amounts payable under Section 10.02 with respect to such prepayment;

(b) To the extent required by Section 10.04, Borrower shall prepay any relevant Notes in accordance with the terms of Section 10.04 and such Notes; and

(c) In addition to any other amounts then due and owing, Borrower shall prepay the principal amount of the Notes on the dates and in the amounts specified below (each such prepayment to be applied pursuant to Section 4.09):

1. September 30, 2018 in an amount of $1,000,000.00;

2. December 31, 2018 in an amount of $1,000,000.00;

[Omnibus Amendment Agreement]

3. March 31, 2019 in an amount of $1,000,000.00;

4. June 30, 2019 in an amount of $1,000,000.00; and

5. September 30, 2019 in an amount of $1,000,000.00.”

Section 2. Amendment to Definitions.

(a) Definition of Consolidated Fixed Charges. The definition of “Consolidated Fixed Charges” in the Guaranty Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments on Consolidated Funded Indebtedness (excluding any principal payment required pursuant to Section 4.03(c) of the Credit Agreement), and (c) the aircraft rent paid in cash by any Company under Operating Leases.”

(b) Additional Definitions. The following definitions are hereby added to the Guaranty Agreement:

““Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a partnership, limited liability company, trust or any other Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of Guarantor or Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of Guarantor or Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of Guarantor or Borrower.”

Section 3. Amendment to Section 10(c) of the Guaranty Agreement. Section 10(c) of the Guaranty Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(c) Financial Covenants.

(i) Fixed Charge Coverage Ratio. The Guarantor shall not permit the Fixed Charge Coverage Ratio as at the end of any of its fiscal quarters, beginning with the fiscal quarter ending December 31, 2015, to fall below the applicable Fixed Charge Coverage Ratio indicated in this Section 10(c)(i):

[Omnibus Amendment Agreement]

Fiscal Quarter Ended	Applicable Fixed Charge Coverage Ratio	Cure Level
12/31/2015	l.0x	0.85x
3/31/2016	l.0x	0.85x
6/30/2016	l.0x	0.85x
9/30/2016	l.0x	0.85x
12/31/2016	0.72x	0.61x
3/31/2017	0.72x	0.61x
6/30/2017	0.72x	0.61x
9/30/2017	0.72x	0.61x
12/31/2017	0.95x	0.81x
3/31/2018	0.95x	0.81x
6/30/2018	0.75x	0.70x
9/30/2018	0.85x	0.77x
12/31/2018	0.85x	0.77x
3/31/2019	0.90x	0.81x
6/30/2019	0.90x	0.81x
9/30/2019	0.95x	0.90x
12/31/2019 and each fiscal quarter thereafter	l.00x	0.90x

(ii) Financial Covenant Cure Right. If, as of any fiscal quarter, the Guarantor breaches the financial covenant set forth in clause (i) above but the Fixed Charge Coverage Ratio as at the end of such fiscal quarter is at or above the Cure Level applicable thereto, then no Event of Default shall arise as a result of such breach provided that the Borrower prepays pursuant to Section 4.02 of the Credit Agreement an aggregate amount of Notes equal to the lesser of Five Million Dollars ($5,000,000) and the then aggregate balance of principal and accrued interest payable under all outstanding Notes (a “Cure Prepayment”) within fifteen (15) days following the date on which the Guarantor’s financial reports are due under Section 10(b)(i) or 10(b)(ii), as applicable, in respect of the quarter to which the Cure Prepayment relates. Notwithstanding the foregoing,

[Omnibus Amendment Agreement]

Borrower shall not be entitled to make a Cure Prepayment in respect of any breach of the financial covenant set forth in Section 10(c)(i) above (and the breach of such financial covenant shall constitute an Event of Default) if Borrower shall have made a Cure Prepayment with respect to the immediately preceding two fiscal quarters.”

Section 4. Additional Covenant. The Guaranty Agreement is hereby amended by adding the following as a new covenant in Section 10 (immediately following Section 10(c)):

“(d) Restricted Payments. In addition to the restrictions set out in Section 6.06 of the Credit Agreement, the Guarantor will not, nor will it permit the Borrower to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment so long as the Fixed Charge Coverage Ratio is less than 1.00x.”

Section 5. Fees. In consideration of the Lender’s agreement to the terms of this Agreement, the Borrower agrees to pay the Lender on the date hereof a fee in the amount of $35,000.00.

Section 6. Ratification. Except as amended hereby, the Credit Agreement and the Guaranty Agreement shall continue and remain in full force and effect in all respects and each of the parties hereby confirms and ratifies its obligations thereunder. From and after the date hereof each and every reference in the Credit Agreement and the Guaranty Agreement to “this Agreement”, “herein”, “hereof” or similar words and phrases referring to the Credit Agreement or the Guaranty Agreement or any word or phrase referring to a section or provision of the Credit Agreement or the Guaranty Agreement is deemed for all purposes to be a reference to the Credit Agreement or the Guaranty Agreement or such section or provision as amended pursuant to this Agreement.

Section 7. This Agreement may be signed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

Section 8. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

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[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment Agreement to be duly executed by their respective officers as of the day and year first above written.

MESA AIRLINES, INC.,
Borrower

By:

Name:	Michael Lotz
Title:	President & CFO

MESA AIR GROUP, INC.,
Guarantor

By:

Name:	Michael Lotz
Title:	President & CFO

EXPORT DEVELOPMENT CANADA,
Lender

By:
Name:
Title:

By:
Name:
Title:

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